                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                             January 14, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS- IGP LONG INTERMEDIATE DAF                1022506  333-1161   811-1777

DEFINED ASSET FUNDS- MPS-600 DAF                              1024038  333-1326   811-1777

DEFINED ASSET FUNDS-MITF PAS-23                               715807   2-82247    811-1777

DEFINED ASSET FUNDS-MITF IS-184                               803858   33-49097   811-1777
DEFINED ASSET FUNDS- IS-228 DAF                               804048   33-62597   811-1777

DEFINED ASSET FUNDS- ITS-219 DAF                              868129   33-50647   811-1777

DEFINED ASSET FUNDS-MITF MSS 9M                               868184   33-42921   811-1777
DEFINED ASSET FUNDS-MITF MSS 9N                               868185   33-43466   811-1777

DEFINED ASSET FUNDS- MPS-550 DAF                              892774   33-55881   811-1777

DEFINED ASSET FUNDS-MITF MSS-19                               892844   33-49129   811-1777


DEFINED ASSET FUNDS- MPUSTS-17 DAF                            893111   33-49983   811-2810


DEFINED ASSET FUNDS-IS-27 DAF                                 895588   33-60245   811-2295


DEFINED ASSET FUNDS- MSS-49 DAF                               895637   33-50245   811-1777
DEFINED ASSET FUNDS- MSS-50 DAF                               895638   33-50345   811-1777
DEFINED ASSET FUNDS- MSS-51 DAF                               909997   33-50569   811-1777

DEFINED ASSET FUNDS- ITS-243 DAF                              924332   33-56165   811-1777

TOTAL:   16 FUNDS
